1 28-75-124 196-18-48 Review of Fourth Quarter & FY’13 Results Matthew M. Mannelly, CEO Ronald M. Lombardi, CFO May 16, 2013 Exhibit 99.2

2 This presentation contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s growth strategies, investments in advertising and promotion, competitive position and strategies, product development and acquisitions, leverage, capital expenditures, creation of shareholder value, successful integration of acquired brands, debt reduction, growth and future financial performance. Words such as "continue," "will," "believe," “intend,” “expect,” “anticipate,” “plan,” “potential,” “estimate,” “may,” “should,” “could,” “would,” and similar expressions identify forward-looking statements. Such forward-looking statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, the failure to successfully integrate the GSK brands or other future acquisitions, the failure to successfully commercialize new and enhanced products, the Company’s inability to rapidly deleverage, the effectiveness of the Company’s advertising and promotions investments, the severity of the cold/cough season, the effectiveness of the Company’s marketing and distribution infrastructure, and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012 and Part II, Item 1A in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except to the extent required by applicable securities laws, the Company undertakes no obligation to update any forward-looking statement contained herein, whether as a result of new information, future events, or otherwise. Safe Harbor Disclosure

3 Q2 FY2013: Performance Highlights Q4 & Full Year FY’13: Financial Overview Prestige’s Strategy: Delivering Results; Poised for Continued Success 1 2 3 Agenda 4 FY’13: Performance Highlights

4 OTC M&A Focus Strong FCF Resulting in Debt Reduction Drive Core OTC Growth  A&P Driven Growth for Core OTC Brands  Investment in Multi-Year New Product Development Pipeline  Select investment in Other Brands  High Conversion of EBITDA to Free Cash Flow  Free Cash Flow Used for Rapid Debt Pay Down  Significant Tax Shield Incremental to Free Cash Flow Generation  Proven M&A Competency  Rapid Integration Expertise  Demonstrated Value Creation Formula Prestige Brands: Delivering Value Now and Into the Future Through a Proven Shareholder Value Creation Framework Leverage Ratio

Fourth Quarter Highlights: Delivering Against Stated Strategy

- **Excellent financial performance for the quarter**
  - Q4 consolidated net revenue of $154.5 million, up 15.3%
  - Adjusted EPS[1] of $0.36, up 38.5% versus prior year corresponding quarter
  - Cash flow from Operations of $36.7[5] million
  - Debt paydown of ~$30 million in Q4
  - Leverage ratio[2] reduced to ~4.25x, down from ~5.25x at the time of the GSK acquisition
- **Brand building strategy continues to deliver organic growth for core OTC brands**
  - Core OTC organic net revenue growth of 9.3% for Q4
  - Core OTC consumption growth continues to exceed category growth; Up 6.4% in L-12 weeks compared to category growth of 5.1%[3][4]
- **Solid financial performance oriented towards sustained value creation**

Notes:
(1) This non-GAAP financial measure is reconciled to its most closely related GAAP financial measure in our earnings release in the "About Non-GAAP Financial Measures" section. Adjusted EPS is also reconciled to reported EPS on slide 15.
(2) Leverage ratio reflects net debt / covenant defined EBITDA.
(3) IRI multi-outlet retail dollar sales for the period ending 3/24/13
(4) Excludes impact of re-introduction of the Excedrin brand which accounted for 75% of growth in Internal Analgesics for the 12 weeks ended 3/24/13
(5) Cash flow from operations is reconciled to Reported Net Income on slide 16.


BC
Goody's
Ecotrin
Dramamine
Efferdent
Sominex
Massengill
Comet

PrestigeBrands
5

6 (1) Includes GSK Core Brands Strong Core OTC Organic Revenue Growth PBH Core Cough/Cold Core OTC Non-Cough/Cold Core OTC 3.7% 7.8% 16.7% 4.4% (6.2%) 6.3% 3.2% (1.2%) Timing Impact of Cough/Cold Shipments 11.3% 4.8% 9.3% (1) 5.9%

Consistent Category Outperformance and Market Share Gains



Prestige Core OTC
Category
Relative Consumption Growth
Market Share Gain
FY13 Q1
6.9%
(1.4%)
+8.3 pts.
+0.6 pts.
FY13 Q2
10.5%
1.5%
+9.0 pts.
+0.6 pts.
FY13 Q3
6.9%
3.2%
+3.7 pts.
+0.3 pts.
FY13 Q4(1)
6.4%
5.1%
+1.3 pts.
+0.1 pts.
FY13 Full Year
8.3%
2.9%
+5.4 pts.
+0.4 pts.

Source: Latest 12-week IRI multi-outlet retail dollar sales growth for relevant quarter.
Note: Data reflects retail dollar sales percentage growth versus prior period.
(1) Excludes impact of re-introduction of the Excedrin brand which accounted for 75% of growth in Internal Analgesics for the 12 weeks ended 3/24/13



PrestigeBrands

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8 Digital Initiatives Have Become a More Important Element in our Marketing Mix Brings PBH brands to the top of the list when searching key words “best tasting throat drops” = Revamped Product Websites and Blogs  Digital Marketing at Prestige is the fastest-growing segment of our marketing plans, growing from 0% to > 10% of A&P in the past 3 years  Digital Marketing at Prestige includes social media, Search Engine Optimization, and mobile apps that help connect people to our brands and build relationships with customers Search Engine Optimization (“SEO”) Social Media (Facebook)

9 11 Brands Have Digital Initiatives Digital for Core Brands Digital for Non-Core Brands An excellent vehicle for these types of brands, which enables us to convey messages to large numbers of consumers effectively and efficiently A complementary tool to traditional marketing & advertising, and a key tactic to connect effectively with today’s consumers

10 FY’13 Objectives: Exceeded Expectations  Successfully integrate and transition the acquired brands Exceeded Expectations Exceeded Expectations Active Exceeded Expectations Exceeded Expectations Active  Continue to participate in OTC M&A activity as part of on-going portfolio optimization  Develop long-term potential of acquired GSK brands through tested brand investment strategy  Deliver FY’13 Adjusted EPS of $1.22 - $1.32, up ~23% to ~33% versus FY’12 EPS, respectively  Maintain strong financial performance while investing for future value creation  Continue the strategic course in the transformation process…”it’s a marathon, not a sprint”

11 Q4 FY’13: Performance Highlights Q1 FY2013: Financial Overview Prestige’s Strategy: Delivering Results; Poised for Continued Success 1 2 3 Agenda 4 and Full Year FY’13: Financial Overview

12 Q4 Summary Financial Performance Dollar values in millions, except per share data Notes: (1) These non-GAAP financial measures are reconciled to their most closely related GAAP financial measures in our earnings release in the “About Non-GAAP Financial Measures” section. Adjusted EPS is also reconciled to reported EPS on slide 15. (2) Adjusted cash flow from operations is reconciled to reported Net Income on slide 16. Q4 FY’13 Q4 FY’12 $154.5 $53.5 $0.36 $36.7 $38.4 $134.0 $40.9 $0.26 +15.3% +30.8% +38.5% (4.4%) (1) (1) Cash Flow from Operations – Adjusted(1)(2)

Q4 Consolidated Financial Summary

Q4 FY'13

	Q4 FY'13	Q4 FY'12	% Chg
Revenue	**$ 154.5**	**$ 134.0**	***15.3%***
Adj. Gross Margin	88.1	70.3	*25.2%*
% Revenue	*57.0%*	*52.5%*	
A&P	23.3	18.5	*25.4%*
% Revenue	*15.1%*	*13.8%*	
G&A	11.4	10.9	*4.6%*
% Revenue	*7.3%*	*8.1%*	
Adjusted EBITDA	**$ 53.5**	**$ 40.9**	***30.8%***
% Margin	*34.6%*	*30.5%*	
D&A	3.3	3.1	*7.6%*
% Revenue	*2.1%*	*2.3%*	
Adj. Operating Income	50.2	37.8	*32.7%*
% Revenue	*32.5%*	*28.2%*	
Adjusted Net Income	**$ 18.6**	**$ 12.8**	***45.2%***
Adjusted Earnings Per Share	**$ 0.36**	**$ 0.26**	***38.5%***
Earnings Per Share - As Reported	**$ 0.37**	**$ 0.00**	***nmf***
Net Income - As Reported	**$ 19.3**	**$ 0.0**	***nmf***

Comments

- Net Revenue grew by ~$21 million, or 15.3%, over year ago, driven by the strong performance of our Core OTC brands
  - Core Organic OTC growth of 9.3%
  - Total Organic growth of 3.0%
- Adjusted gross margin expanded by 4.5 pts. due to higher proportion of Revenue from OTC, including impact of GSK brands
- A&P growth of 25.4% consistent with stated investment levels to drive core OTC growth
- G&A as a percentage of Revenue decreased by 0.8 pts., to 7.3% of Revenue
- Adjusted earnings per share growth of 38.5%

Dollar values in millions, except per share data

Notes: Adjusted figures represent non-GAAP financial measures and are reconciled to their most closely related GAAP financial measures in our earnings release in the "About Non-GAAP Financial Measures" section. Adjusted Net Income and Adjusted EPS are also reconciled on slide 15.



BC
Goody's
Ecotrin
Dramamine
Efferdent
Sominex

PrestigeBrands

13

Full Year FY'13 Consolidated Financial Summary

FY'13

	FY'13	FY'12	% Chg
Adjusted Net Revenue[1]	**$ 624.0**	**$ 441.1**	***41.5%***
Adj. Gross Margin	353.3	229.2	*54.2%*
% Revenue	*56.6%*	*52.0%*	
A&P	90.6	57.1	*58.6%*
% Revenue	*14.5%*	*13.0%*	
G&A	45.1	37.6	*19.8%*
% Revenue	*7.2%*	*8.5%*	
Adjusted EBITDA	**$ 217.6**	**$ 134.5**	***61.8%***
% Margin	*34.9%*	*30.5%*	
D&A	13.2	10.7	*23.3%*
% Revenue	*2.1%*	*2.4%*	
Adj. Operating Income	204.4	123.8	*65.2%*
% Revenue	*32.8%*	*28.1%*	
Adjusted Net Income	**$ 77.1**	**$ 50.2**	***53.8%***
Adjusted Earnings Per Share	**$ 1.50**	**$ 0.99**	***51.5%***
Earnings Per Share - As Reported	**$ 1.27**	**$ 0.73**	***74.0%***
Net Income - As Reported	**$ 65.5**	**$ 37.2**	***76.1%***

Dollar values in millions, except per share data

Notes: Adjusted figures represent non-GAAP financial measures and are reconciled to their most closely related GAAP financial measures in our earnings release in the "About Non-GAAP Financial Measures" section. Adjusted Net Income and Adjusted EPS are also reconciled on slide 15.

(1) Reported net revenue for FY'13 was $623.6 million. Adjusted net revenue for FY'13 was $624.0 million and is a Non-GAAP financial measure which excludes transition related slotting costs of ~$400k.

Comments

- Adjusted Net Revenue grew by $182.9 million, or 41.5%, over year ago, driven by core OTC growth and acquisition of GSK brands[1]
  - 5.9% growth in PBH and GSK Total core OTC brands
  - 1.4% total PBH and GSK organic growth
- Adjusted gross margin expanded by 4.6 pts. due to higher proportion of Revenue from OTC, including impact of GSK brands
- A&P growth of 58.6% consistent with stated investment levels to drive Revenue growth
- G&A as a percentage of Revenue decreased by 1.3 pts., to 7.2% of Revenue
- Adjusted earnings per share growth of 51.5%



PrestigeBrands

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Q4 FY'13 and Full Year FY'13 Net Income and EPS Reconciliation

	Q4 FY'13				FY'13			
	3 Months Ended Q4 FY'13		3 Months Ended Q4 FY'12		12 Months Ended Q4 FY'13		12 Months Ended Q4 FY'12	
	Net Income	EPS	Net Income	EPS	Net Income	EPS	Net Income	EPS
As Reported	**$ 19.3**	**$ 0.37**	**$ (0.0)**	**$ -**	**$ 65.5**	**$ 1.27**	**$ 37.2**	**$ 0.73**
Adjustments:								
Loss on Extinguishment of Debt	1.4	0.03	5.4	0.11	1.4	0.03	5.4	0.11
Gain on Settlement	-	-	-	-	-	-	(5.1)	(0.10)
Legal & Professional Fees	-	-	9.9	0.19	0.6	0.01	15.5	0.30
Transition Costs Associated with GSK	-	-	5.4	0.11	11.9	0.23	5.4	0.11
Increased Deferred Financing Amortization (2)	-	-	-	-	7.7	0.15	-	-
Tax Impact of State Rate Adjustments	(1.7)	(0.03)	-	-	(1.7)	(0.03)	(0.2)	(0.00)
Tax Impact of Adjustments	(0.4)	(0.01)	(7.9)	(0.15)	(8.3)	(0.16)	(8.0)	(0.16)
Total Adjustments (1)	**(0.7)**	**(0.01)**	**12.8**	**0.26**	**11.6**	**0.23**	**13.0**	**0.26**
Adjusted	**$ 18.6**	**$ 0.36**	**$ 12.8**	**$ 0.26**	**$ 77.1**	**$ 1.50**	**$ 50.2**	**$ 0.99**

Dollar values in millions, except per share data

(1) These Non-GAAP financial measures are being reconciled to their reported GAAP amounts. For further information about non-GAAP financial measures, refer to our earnings release in the "About Non-GAAP Financial Measures" section.

(2) $7.7 million of incremental non-cash deferred financing amortization to reflect accelerated paydown of the term loan primarily in Q3.



BC
Goody's
Ecotrin
Efferdent
Sominex
Massengill
Comet

PrestigeBrands

15

16 YTD FY’13 Cash Flow from Operations Cash Flow Comments Dollar values in millions (1) Leverage ratio reflects net debt / covenant defined EBITDA. Debt Profile & Financial Compliance:  Total Net Debt at 3/31/13 of $962 million comprised of: – Cash on hand of $16 million – $445 million of term loan – $500 million of bonds – $33 million of revolver  Paid down ~$30 million of debt in Q4  Leverage ratio(1) of ~4.25x down from ~5.25x immediately following GSK acquisition – 3.25x cushion to covenant max of 7.50x  Refinanced term loan and meaningfully reduced effective interest rate  Full year cash flow from operations of ~$138 million, up from prior estimate of $120 million Q4 FY'13 Q4 FY'12 FY'13 FY'12 Net Income - As Reported 19.3$ (0.0)$ 65.5$ 37.2$ Depreciation & Amortization 3.3 3.1 13.2 10.7 Other Non-Cash Operating Items 14.2 13.7 46.3 24.9 Working Capital (0.1) 2.7 12.6 (5.4) Cash Flow from Operations - As Reported 36.7$ 19.5$ 137.6$ 67.5$ GSK Acquisition Related Items - 18.9 - 15.1 Cash Flow from Operations - Adjusted 36.7$ 38.4$ 137.6$ 82.6$

17 Q4 FY’13: Performance Highlights Q4 and Full Year FY’13: Financial Overview Prestige’s Strategy: Delivering Results; Poised for Success 1 2 3 Agenda ’ lt ; r Continued Success

Solid Outlook for FY'2014 and Beyond

- **Strong FY 13 Results**: Continue to build a solid foundation
  - Proven strategy and management team in place for long-term value creation
- **FY 14 Focus**
  - Continue brand-building through new marketing campaigns (including Clear Eyes, BC, Goody's, Beano)
  - Deeper engagement with consumer through Digital and Sports Marketing Assets
  - Execute key new product launches as well as pipeline development
    - Fiber Choice Fruity Bites
    - BC Cherry
- **FY 14 Challenges**
  - Manage pediatrics in marketplace in light of returning brands and their investments
  - Based on very strong FY 13 Q4 cough/cold season, manage FY 14 Q1 and Q4 accordingly
- **It's a Marathon, not a Sprint**
  - Current strategy has yielded strong results through FY13
  - FY 14:
    - Continue the course in transitional marketplace (returning brands, competitive spending, category dynamics)
    - Strong Core OTC growth combined with Phazyme sale and impact of returning brands will yield flat to 1% growth
    - Manage for Today, Lead for Tomorrow



BC
Goody's
Ecotrin
Efferdent
Sominex

PrestigeBrands
18

19 Webcast is accessible via the Investor Relations section of our website, http://prestigebrands.com. Choose the “Click Here for Access” hyperlink and register for access. Investor Day is May 22nd at 10:30 am ET

20 28-75-124 196-18-48 May 16, 2013